Exhibit 10.95

Agreement no.: GEE22-001

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

[***] PROTOTYPE SUPPLY AGREEMENT

MAIN DOCUMENT

This [***] PROTOTYPE SUPPLY AGREEMENT is entered into on the date indicated below and made between:

(1)

Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd., Reg. No. 91500000MA614ANX4E a corporation organized and existing under the laws of People’s Republic of China (the “Seller” or “AECQ”);

(2)	Polestar Performance AB, Reg. No. 556653-3096 a corporation organized and existing under the laws of Sweden (the “Buyer” or “PPAB”), and

(3)	Polestar Automotive (Chongqing) Co., Ltd., 91500000MA61BD5F9T, a corporation organized and existing under the laws of People´s Republic of China (the “PSCQ”).

Each of Seller, Buyer and PSCQ is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.	The Seller is a company within the Geely Group engaged in manufacturing of sales and passenger vehicles and prototypes, spare parts and accessories thereto.

B.	The Buyer is a company within the Polestar Group engaged in the product development, design, manufacturing, sales and distribution of Polestar branded vehicles.

C.	PSCQ is a company within the Polestar Group engaged in the manufacturing, manufacturing related services, sales and distribution of Polestar branded vehicles.

D.

Seller will delegate the operational management of the Prototype production to PSCQ, and PSCQ will as the Managerial Party be responsible to the overall operation of the AECQ plant during the complete VP Prototype manufacturing process.

E.

The Parties have agreed to enter into a vehicle supply agreement for the production of Polestar branded vehicles under which Seller agrees to manufacture and sell Buyer agrees to purchase Polestar branded vehicles.

F.

The Parties have now agreed to enter into this Agreement for the sale and purchase of Prototypes (as defined below). The Prototypes will be used by Buyer in the [***] Polestar vehicle research and development activities. The Seller has agreed to sell and supply such prototypes to the Buyer and the Buyer has agreed to buy such prototypes on the terms set out in this Agreement.

G.	In light of the foregoing, the Parties have agreed to execute this Agreement.

Agreement no.: GEE22-001

AGREEMENT

1.	DEFINITIONS

For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

“Agreement” means the main document including all of its Appendices and their schedules as amended from time to time.

“Affiliate” means

(a) For Seller, any other legal entity that, directly or indirectly, is controlled by or is under common control with Zhejiang Geely Holding Group Co., Ltd., however excluding Buyer, PSCQ and their Affiliates; and

(b) For Buyer and PSCQ, any legal entity that, directly or indirectly, is controlled by or is under common control with Polestar Automotive Holding UK PLC, however excluding the Seller and its Affiliates,

“control” for this purpose means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity.

“Appendix” means an appendix to this Agreement.

“Background IP” means the Intellectual Property Rights either:

(a)	owned by either of the Parties;

(b)	created, developed or invented by directors, managers, employees or consultants of either of the Parties;

(c)	to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Agreement, and any Intellectual Property Rights developed or otherwise acquired independently of this Agreement.

“Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know-how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement.

Agreement no.: GEE22-001

“Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party.

“Force Majeure Event” shall have the meaning set out in Section 13.1.1

“Geely Group” means AECQ and its Affiliates.

“Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Agreement.

“Intellectual Property Rights” or “IP” means Patents, Non-patented IP, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition.

“Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers.

“Managerial Party” means PSCQ which is the Party that will operate the complete VP Car manufacturing project on behalf of the AECQ.

“Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Agreement.

“Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this Agreement, along with any continuation, continuation-in-part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing.

“Price” means the price payable for the Prototypes as set forth or referenced to in Appendix 1.

“Prototypes” means the prototypes of the [***] VP prototype as further listed in Appendix 1 to this Agreement.

“Polestar Group” means PPAB, PSCQ and their Affiliates.

“Purchase Order” means an electronic or physical purchase order issued by Buyer to the Seller regarding the Prototypes.

“Receiving Party” means the Party receiving Confidential Information from the Disclosing Party.

“Steering Committee” means the Chongqing plant Steering Committee.

Agreement no.: GEE22-001

“Strategic Board” means executive meeting between the CEO of Geely Auto Group Co. LTD and the CEO of the Polestar Group.

“Technical Specification” means the specification of the Prototypes as set forth in Appendix 1.

“Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement.

“Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties.

2.	EFFECTIVE DATE AND VALIDITY

2.1

This Agreement shall be effective as of [***], (the “Effective Date”) and thus codifies the terms and conditions under which the Parties have acted from that date and shall remain in force until terminated in accordance with Section 12 below.

3.	PROTOTYPE SUPPLY

3.1	The Parties have agreed that the Seller shall supply the Prototypes listed in Appendix 1 to the Buyer under this Agreement.

3.2

Buyer and its Affiliates will be responsible to appoint the qualified suppliers, signing contracts and place purchase orders etc. for the direct material used for the production of the Prototypes. Seller will authorize Buyer and its Affiliates to place purchase orders directly and to sign the purchase agreement with Third Party suppliers for purchase of direct material on behalf of Seller. Until [***] are ready, prototype parts purchase orders will be executed using [***] (decided by the Buyer) on behalf of the Seller.

3.3	Seller will buy and pay for the direct material directly to the Third Party suppliers and will undertake the manufacturing activities connected to the VP Prototypes.

3.4	Subject to a written agreement, the Parties may decide to add additional prototypes to this Agreement which will then become subject to the terms and conditions of this Agreement.

4.	DELIVERY, LOGISTICS, TITLE AND RISK

4.1	The Seller will procure that the Prototypes are delivered on the dates agreed with the Buyer in the confirmed Purchase Order.

4.2	The Prototypes shall be delivered to the Buyer from Seller at [***]. AECQ will use reasonable efforts to support and assist.

4.3	Title and risk of loss or damage with respect to each Prototype passes to the Buyer when the Seller has delivered the Prototype to the Buyer in accordance with this Section 4.

4.4

The Buyer will arrange for a third party agent to handle the export customs clearance at the chosen location where the Prototypes will leave China in line with customs requirements and provide all needed documents. The Seller shall authorize the agent to handle the customs clearance on Seller´s behalf. The Seller should also use reasonable efforts to support and assist.

Agreement no.: GEE22-001

4.5

If the Seller and/or Managerial Party discovers that it will not be able to deliver the Prototypes at the agreed time or if delay seems likely, the Seller and/or Managerial Party shall immediately notify the Buyer thereof in writing, stating the reasons for the delay and, if possible, the time when delivery can be expected.

5.	PRICE AND PAYMENT TERMS

5.1	The Prices and payment terms for the Prototypes purchased under this Agreement is set forth in, or determined as set forth in, Appendix 1.

6.	INTELLECTUAL PROPERTY RIGHTS

6.1	Ownership of existing Intellectual Property Rights.

6.1.1	Each Party remains the sole and exclusive owner of its Background IP.

6.1.2	Nothing in this Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party.

6.1.3

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein.

6.2	Use of brand name.

6.2.1

For the sake of clarity, it is especially noted that this Agreement does not include any right to use the “Polestar” brand name, or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. This means that this Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence.

6.2.2

Correspondingly, it is especially noted that this Agreement does not include any right to use the “Geely” brand name or Trademarks, or refer to “Geely” in communications or official documents of whatever kind. This means that this Agreement does not include any rights to directly or indirectly use the “Geely” brand name or “Geely” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence.

7.	REPRESENTATIONS

7.1	Each Party warrants and represents to the other Party that:

(a)	it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable;

(b)	it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

Agreement no.: GEE22-001

(c)

the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and

(d)	this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms.

7.2	The Buyer and PSCQ warrants and represents to Seller that:

(a)

All facilities shall be maintained in proper working condition by PSCQ in accordance with applicable maintenance instructions for said or by using industry practice if there are no specific instructions and Seller in any event takes no responsibility and expressly disclaims any and all liability and claims of any kind in case of errors or defects in facilities and any damage caused in relation of facilities.

8.	WARRANTY

8.1

The Parties acknowledge that the Seller supply the Prototypes on an “as is” basis. The Seller does neither warrant nor represent that the Prototypes, provided or delivered to Buyer hereunder are functional for the business needs of Buyer or otherwise suitable for any specific purpose. The Seller does neither give any representations or warranties as regards the merchantability of the deliverables to be delivered hereunder nor any other representations or warranties of any kind whatsoever concerning the Prototypes, whether implied or express. Buyer acknowledges that the price of the Prototypes to be supplied by Seller are set in consideration of the foregoing.

9.	LIMITATION OF LIABILITY

9.1

The Buyer shall indemnify and hold the Seller harmless against any and all actual and direct damages, losses, costs, expenses, liabilities or claims suffered or incurred by the Seller related to Prototypes.

9.2	Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement.

9.3

Each Party’s aggregate liability for any direct damage arising out of or in connection with this Agreement shall be limited to [***] of the total Price payable by Buyer to Seller hereunder. For avoidance of doubt, AECQ shall not take any responsibility related to a) the overall process of operating and manufacturing the Prototypes, including but not limited to procurement, assembly, Prototype testing, quality control, and facilities’ maintenance during the time of the Prototype build, b) AECQ’s failure of performing its obligations under this Agreement due to reasons caused by PSCQ and PPAB.

9.4	The limitations of liability set forth in this Section 9 shall not apply in respect of:

(a)	claims related to death or bodily injury;

Agreement no.: GEE22-001

(b)	damage caused by wilful misconduct or gross negligence;

(c)	damage caused by a Party’s breach of the confidentiality undertakings in Section 11 below; or

(d)	damage arising out of an infringement, or alleged infringement, of the other Party’s or any Third Party’s Intellectual Property.

10.	GOVERNANCE AND CHANGES

10.1	Governance.

10.1.1	The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement.

10.1.2

The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee.

10.1.3	If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision.

10.2	Changes.

10.2.1

During the term of this Agreement, Buyer can request changes to the Technical Specification, which shall be handled in accordance with the governance procedure set forth in Section 10.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time.

10.2.2

The Parties acknowledge that Seller will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing Technical Specification.

11.	CONFIDENTIAL INFORMATION

11.1	The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party.

11.2

All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 11.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate:

(a)	was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking;

Agreement no.: GEE22-001

(b)	was already in the possession of the Receiving Party before its receipt from the Disclosing Party;

(c)	is obtained from a Third Party who is free to divulge the same;

(d)

is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (In this case, the Receiving Party shall: (a) inform the other Parties before disclosure; (b) only disclose that Confidential Information reasonably necessary to comply with the same; and (c) use its best efforts to seek and secure confidential treatment of the disclosed Confidential Information to the fullest extent permitted.)

(e)	is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or

(f)	is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

11.3

The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 11.

11.4

Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

11.5

If any Party violates any of its obligations described in this Section 11, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 15.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply.

11.6

For the avoidance of doubt, this Section 11 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Results, to any Third Party, notwithstanding what it set forth above in this Section 11. Any such disclosure to any Third Party is permitted only if approved in writing by Seller.

11.7	This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time.

Agreement no.: GEE22-001

12.	TERM AND TERMINATION

12.1	This Agreement shall become effective according to what is set forth in Section 2 above and shall remain in force unless terminated in accordance with this Section 12.

12.2	Either Party shall be entitled to terminate this Agreement with immediate effect in the event:

(a)

the other Party commits a material breach of the terms of this Agreement, which has not been remedied within [***] from written notice from the other Party to remedy such breach (if capable of being remedied); or

(b)

if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

12.3

For avoidance of doubt, Buyer not paying the agreed Price for the Prototypes, without legitimate reasons for withholding payment, shall be considered in material breach for the purpose of this Agreement.

12.4

Should the Buyer terminate this Agreement, the Buyer shall reimburse the Seller for any actual costs and expenses incurred by the Seller due to the Buyer’s cancellation and which the Seller is unable to mitigate.

13.	MISCELLANEOUS

13.1	Force majeure.

13.1.1

Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party’s reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party’s), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics(e.g. COVID-19) or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event.

13.1.2

A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist.

Agreement no.: GEE22-001

13.2

Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

(a)	in case of personal delivery, at the time and on the date of personal delivery;

(b)	if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission;

(c)	if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

(d)	at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Main Document, or to such other address, number or email address as a Party may designate.

13.3

All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms:

(a)	To Buyer:

Polestar Performance AB

Attention: legal

Email: legal@polestar.com

With a copy not constituting notice to:

Polestar Performance AB

Attention: [***], Polestar Business Office

Email: [***]

(b)	To Seller:

Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd.,

Attention: [***]

Address: [***]

Email: [***]

With a copy not constituting notice to:

Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd.,

Attention: [***]

Address: [***]

Email: [***]

Agreement no.: GEE22-001

(c)	To PSCQ:

Polestar Automotive (Chongqing) Co., Ltd

Attention: Legal

Email: legal@polestar.com

13.4	Assignment.

13.4.1	Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent.

13.4.2	Notwithstanding the above, each Party may assign this Agreement to an Affiliate without the prior written consent of the other Party.

13.5

Waiver. Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

13.6

Severability. In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended.

13.7

Entire agreement. All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement and its Appendices.

13.8	Amendments. Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid.

13.9

Survival. If this Agreement is terminated or expires pursuant to Section 12 above, Section 11 (Confidential information), Section 14 (Governing Law), Section 15 (Dispute Resolution) as well as this Section 13.9, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

13.10	Language. This Agreement is written in English and Chinese, should there is any discrepancy, the English version shall prevail.

13.11	If there has any conflict between main document and appendices and their schedules, the provisions in main document shall govern and prevail.

14.	GOVERNING LAW

14.1	This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of [***] without giving regard to its conflict of laws principles.

Agreement no.: GEE22-001

15.	DISPUTE RESOLUTION

15.1	Escalation principles.

15.1.1

In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

15.1.2

The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

15.1.3

If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 15.2 below.

15.1.4

All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 11 above.

15.1.5

Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 15.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

15.2	Arbitration.

15.2.1

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be submitted to [***] for arbitration, which shall be held in [***] and conducted in accordance with the [***] arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese.

15.2.2

Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

Agreement no.: GEE22-001

15.2.3

In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

15.2.4	All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

[SIGNATURE PAGE FOLLOWS]

Agreement no.: GEE22-001

The Parties may execute this Agreement in counterparts, including electronic copies, which taken together will constitute one instrument.

This Agreement has been signed in six (6) originals, of which the PPAB and PSCQ have received one (1) each, and AECQ has received four (4).

ASIA EUROPE NEW ENERGY VEHICLE		POLESTAR PERFORMANCE AB
MANUFACTURING
(CHONGQING) CO., LTD.,

By:	[seal]	By:	/s/ Dennis Nobelius

Printed Name:		Printed Name:	Dennis Nobelius

Title:		Title:	Director

Date:		Date:	2022-07-14

By:	/s/ Luo Qinjun	By:	/s/ Mikael Alkmark

Printed Name:	Luo Qinjun	Printed Name:	Mikael Alkmark

Title:	Deputy Chief of the Project Team	Title:	Director

Date:	2022-07-26	Date:	2022-07-15

POLESTAR AUTOMOTIVE (CHONGQING)
CO., LTD

By:	[seal]

Printed Name:

Title:

Date:	2022-07-20

By:	/s/ Wang Fengpeng

Printed Name:	Wang Fengpeng

Title:	Legal Representative

Date:	2022-07-20

Agreement no.: GEE22-001

[***] PROTOTYPE SUPPLY AGREEMENT

APPENDIX 1

LIST OF PROTOTYPES AND PRICE

1.	GENERAL

1.1	This Specification is a part of this [***] Prototype Supply Agreement executed between Parties. This Specification contains the List of components, prices and payment terms.

2.	DEFINITIONS

2.1

Any capitalized terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalized terms set out below in this Section 2 (if any) shall for the purposes of this Appendix 1 have the meanings described herein. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

“[***]” means [***], the lawful currency of [***].

3.	LIST OF COMPONENTS

3.1	[***] VP Prototypes

●	[***] VP Prototype vehicles

●	[***] VP body Prototypes

4.	PRICE

4.1

The Price for the Prototypes at the agreed Shipping Terms will be determined on “arm’s length terms” applying the cost plus method, i.e. mark-up. The mark-up shall be based on the latest available benchmarking study. The mark-up applied is [***]%.

4.2	The following cost should be included in the price of the Prototypes:

[***]

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Agreement no.: GEE22-001

[***]

4.3	It is acknowledged by the Buyer that the estimated direct material cost, which should be included when setting the Price of the Prototypes amount to [***] excluding VAT.

4.4

In addition to the abovementioned cost items for the Prototypes the Buyer shall compensate the Buyer for the financing assumed by the Seller relating to the Direct Material purchased by the Seller for the Prototype build. The compensation shall be calculated for each day between the Seller’s due payment by Seller to the third party supplier for the direct material and Buyer’s payment for the Prototype for which the direct material is used. The applicable interest rate shall be [***]% per annum. The interest will form part of the final price of the car without mark-up.

5.	PAYMENT TERMS

5.1

Seller will invoice Buyer in the form of invoice as agreed by Buyer and Seller when the Prototype has been delivered in accordance with Section 4.2 of Main Document. Invoices may be generated electronically; provided however that Buyer may request hard-copy summary invoices that total batches of individual invoices over a specified period, in order to satisfy VAT and Customs reporting requirements.

5.2	Payment terms are [***] days net after date of invoice. Buyer will pay Seller for the invoice in accordance with that.

5.3	Payment of all invoiced amounts will be in [***] or such other currency as Buyer and Seller may agree, and against an invoice issued to Buyer by Seller.

5.4

VAT is chargeable on all invoiced amounts only where required by applicable law and shall be borne by the Buyer. Buyer may appoint an Affiliate or Third Party to handle the requisite VAT registration and recovery.

5.5	If Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***]% per annum.

5.6

If Buyer is in default in making any payment, Seller may postpone its obligations under this Agreement until payment is received. Any postponement or termination of Seller’s obligations under this Agreement shall have no effect on Sellers’s obligations or commitments under any other agreement or understanding between the Parties.

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